U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2018
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02	Results of Operations and Financial Condition.
On November 6, 2018, Advanced Emissions Solutions, Inc. ("ADES" or the "Company") issued a press release related to the filing of ADES's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, and posted to its website an investor presentation related to ADES's financial results for the three and nine months ended September 30, 2018.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information furnished pursuant to this Item 2.02, including the attached exhibits, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. The press release and investor presentation contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes at the end of the press release regarding these forward-looking statements.

Item 8.01	Other Events.
On May 5, 2017, the Board of Directors (the “Board”) of the Company adopted a Tax Asset Protection Plan (the “Plan”) in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to use its net operating losses and general business credit carry-overs (collectively, the “Tax Attributes”) to reduce potential future federal income tax obligations. If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code, its ability to use the Tax Attributes may be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of that asset. The Plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s outstanding common stock (“Common Stock”) without the approval of the Board. The Board may, in its sole discretion, exempt any person from triggering the shareholder rights described in the Plan.
On April 6, 2018, the Board approved the First Amendment to the Tax Asset Protection Plan (the "Amendment") that amends the Tax Asset Protection Plan dated May 5, 2017 (the "TAPP"). The Amendment amends the definition of "Final Expiration Date" under the TAPP to extend the duration of the TAPP and makes associated changes in connection therewith. The Company received stockholder approval of the Amendment at the Company's 2018 annual meeting. Pursuant to the Amendment, the Final Expiration Date shall be the close of business on the earlier of (i) December 31, 2019 or (ii) the business day immediately following the Company’s 2018 annual meeting of stockholders (including any adjournment or postponement thereof) if stockholder approval has not been obtained prior to such date.
Gilbert Li, a director of the Company, is the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company (“Alta”). Alta currently beneficially owns approximately 6.8% of the Company’s outstanding Common Stock, as it was granted an exemption under the Plan in December 2017 for up to 7.0%. Alta has requested an exemption under the Plan for the acquisition or ownership of outstanding common stock of the Company (the “Alta Exemption Request”) in order that it may purchase additional shares of Common Stock without triggering the shareholder rights described in the Plan.
On November 6, 2018, the Board, with Mr. Li abstaining, and the Audit Committee of the Board, approved the Alta Exemption Request and the related party transaction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

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